United States Patent 4,762,324

Abstract

A golf putter has a head defining a ball striking front face, a bottom surface, a top surface, a rear surface, a heel and a toe;
and includes:

(a) the head top surface having first, second and third regions respectively near the toe, mid-extent of the head and heel,

(b) the first and third regions having two recess respectively sunk downwardly therein,

(c) metallic weights received downwardly in such recesses, the outlines of said recesses being visible from above said top surface.

The third region may define a recess in which a forward marker or markers and a virtual ball section, are located, the marker or markers and virtual ball section located to be downwardly visible.

United States Patent 4,913,438

Abstract

A golf putter has a head defining a ball striking front face, a bottom surface, a top surface, a rear surface, a heel and a toe;
and includes:

(a) the head top surface having first, second and third regions respectively near the toe, mid-extant of the head and heel,

(b) the first and third regions having two recess respectively sunk downwardly therein,

(c) metallic weights received downwardly in such recesses, the outlines of said recesses being visible from above said top surface.

The third region may define a recess in which a forward marker or markers and a virtual ball section, are located, the marker or markers and virtual ball section located to be downwardly visible.

United States Patent 4,915,385

Abstract

A golf putter has a head defining a ball striking front face, a bottom surface, a top surface, a rear surface, a heel and a toe;
and includes:

(a) the head top surface having first, second and third regions respectively near the toe, mid-extant of the head and heel,

(b) the first and third regions having two recess respectively sunk downwardly therein,

(c) metallic weights received downwardly in such recesses, the outlines of said recesses being visible from above said top surface.

The third region may define a recess in which a forward marker or markers and a virtual ball section, are located, the marker or markers and virtual ball section located to be downwardly visible.

United States Patent 5,024,437

Abstract

A golf club head has a main body portion formed by investment casting of material such as stainless steel, beryllium copper, titanium, or aluminum. The face plate of the head is formed of a forged metal such as forged carbon steel, this plate being welded to the face portion of the casting to form an integral assembly therewith. The forged metal faceplate affords a more solid impact and feel to the club which provides better control.

United States Patent 5,094,383

Abstract

A golf club head has a main body portion formed by an investment casting of material such as stainless steel, beryllium copper, titanium, and aluminum. The face plate of the head is formed of a forged metal, such as forged carbon steel, this plate being welded to the face portion of the casting to form an integral assembly therewith. The forged metal faceplate affords a more solid impact and feel to the club which provides better control. Also, it has very high strength. Preferably, the head consists of cast stainless steel, and the face plate of forged stainless steel, both steels being of the same composition.

United States Patent 5,255,918                  Taiwan Patent
336,518

Abstract

A golf club head comprising a main body portion formed by a steel casting; a face plate formed of forged steel, and having a periphery, a ball striking front face, and a rear side; provisions for joining the periphery of the face plate at the main body portion to form a high strength, forged face plate for the golf club head; and the main body portion forming a first rearwardly reentrant recess directly communicating with the face plate rear side over the major area of the rear side. The face plate may alternatively consist of consolidated metal powder.

United States Patent 5,261,663

Abstract

A golf club head has a main body portion formed by an investment casting of material such as stainless steel, beryllium copper, titanium, and aluminum. The face plate of the head is formed of a forged metal, such as forged carbon steel, this plate being welded to the face portion of the casting to form an integral assembly therewith. The forged metal face plate affords a more solid impact and feel to the club which provides better control. Also, it has very high strength. Preferably, the head consists of cast stainless steel, and the face plate of forged stainless steel, both steels being of the same composition. Face plate metal is preferably re-distributed toward the toe and heel of the head.

United States Patent 5,261,664

Abstract

A golf club head comprising a main body portion formed by an investment casting of a first metallic material; a face plate formed of a second high-strength metallic material; and structure including fasteners joining the periphery of the face plate to ledges on the main body portion to form a high strength, face plate for the golf club head.

United States Patent 5,344,140

Abstract

A golf club head, comprising a main body portion formed by an investment casting of a first metallic material; a face plate formed of a second metallic material which is forged and is substantially softer than the first material; joining the periphery of the face plate to the main body portion to form a high strength, forged face plate for the golf club head, and the metallic materials for the face plate and main body portion being of substantially the same composition.

United States Patent 5,417,419

Abstract

A golf club head that comprises a main body portion formed by an investment casting of a first metallic material, and forming a cavity; a face reinforcement plate formed of metallic material, only the periphery of the face reinforcement plate is integral with the main body portion to support the plate, the plate forming a recess bounded by a peripheral lip; and a non-metallic ball striking second plate received in a recess and retained therein.

United States Patent 5,720,673

Abstract

A golf club head consisting of more than one piece has a joint which holds the pieces together. Characterized by a mechanical interlock. The joint of the invention is formed by preparing a specialized insert with a recess long the periphery of the front side. In addition, a specialized golf club head body includes a ridge of malleable material about a opening operable for receiving the insert. After the insert is placed into the seat in the body, the ridge of malleable material is pushed over and into the recess of the insert. The insert is held fast to the club body and forever and permanently integrated therewith. The joint provides a stronger, cosmetically more attractive, and inexpensive club.